                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement@) is made as of October 19, 1999 by NET VALUE HOLDINGS, INC., a Delaware corporation (the "Employer@), and THOMAS ALEY an individual resident in the State of California (the "Executive@).

                                   BACKGROUND

         The Employer wishes to employ the Executive and the Executive wishes to enter into the employ of the Employer on the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the Employer and the Executive agree as follows:

         1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Agreement" means this Employment Agreement, as amended from time to time.

         "Benefits" is defined in Section 3.1(b).

         "Board of Directors" means the board of directors of Employer.

         "cause" is defined in Section 6.3.

         "Change of Control" shall mean the occurrence of any one of the following events: (a) any "person" as such term is used in Section 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(other than a subsidiary or other affiliate of Employer), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of any class of Employer's issued and outstanding common or preferred stock, which interest in such stock comprises 50% or more of all issued and outstanding voting shares; (b) the majority of Employer's board of directors consists of individuals other than Incumbent Directors, which term means the members of Employer's Board of Directors on the Effective Date of this Agreement, provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by the Executive and/or one half of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; or (c) the occurrence of any event which would be required to be reported by Employer pursuant to Items 1 or 2 of Form 8-K under the Exchange Act, which shall be determined without regard to whether Employer is actually required to file a Form 8-K in relation to such transaction or event.

         "Disability" is defined in Section 6.2.

         "Effective Date" means November 1, 1999.


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         "Employment Period" means the term of the Executive's employment under this Agreement as defined in Section 2.2.

         "good reason" means: (a) the Employer's material breach of this Agreement, which is not cured within ten (10) days after written notice to Employer.

         "person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "Salary" is defined in Section 3.1(a).

         2.       EMPLOYMENT TERMS AND DUTIES

                  2.1      EMPLOYMENT

         Effective on the Effective Date, Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

                  2.2      TERM

         Subject to the provisions of Section 6, the Employment Period for the Executive's employment under this Agreement will be one year, beginning on the Effective Date, and shall be automatically renewed for consecutive one-year renewal terms thereafter, unless, not less than sixty (60) days prior to the end of the original term or any renewal term, either party gives the other party written notice of termination of employment which termination shall be effective as of the end of such original term or renewal term.

                  2.3      DUTIES

         The Executive shall serve the Employer generally as Executive Vice President and shall have such authority and responsibilities as the Employer may determine from time to time consistent with Executive's skills and abilities. Employer shall perform any other duties reasonably required by the Employer and, if requested by the Employer, shall serve as an officer or director of the Employer or any subsidiary of the Employer without additional compensation. The Executive agrees to perform in good faith and to the best of his ability all services which may be required of him hereunder and will devote his best efforts and such business time, skill, attention and energies as are reasonably necessary to perform his duties and responsibilities under this Agreement and to promote the success of the Employer's business. The Executive shall be employed on a full-time basis by Employer. Executive may continue to engage in the following activities: (a) attending board of directors' or like meetings of other companies in which Executive or an affiliate has invested or in which Executive has been elected to serve, and (b) managing his personal investments, provided that

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such activities set forth in (a) and (b) (individually or collectively) do not materially and adversely interfere or conflict with the performance of Executive's duties or responsibilities under this Agreement.

         3.       COMPENSATION

                  3.1      BASIC COMPENSATION

                           (a)      Salary.  The Executive will be paid an
annual salary of $150,000, subject to adjustment as provided below (the "Salary@), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Executive's Salary will be reviewed by Employer's Board of Directors not less frequently than annually, and may be adjusted upward or downward by Employer, but in no event will the Salary be less than $150,000 per year.

                           (b)      Benefits.  The Executive will, during the
Employment Period, be permitted to participate in such pension, profit sharing, bonus (subject to the provisions of Section 3.2), life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "benefits").

                           (c)      Indemnification.  The Employer shall, to the
full extent permitted by Section 146 of the Delaware General Corporation Law, as amended, and in accordance with Article VII of the By-laws of the Employer (a copy of which is attached as Exhibit A hereto) indemnify the Executive as an officer of the Employer. The Employer agrees that it shall not amend its By-laws in any manner that will materially adversely affect the Executive's rights to indemnification thereunder.

                  3.2      BONUS COMPENSATION

                  Executive shall be eligible to receive annual bonus compensation at the discretion of Employer's Board of Directors and in accordance with Employer's executive bonus or incentive compensation plan that may be in effect from time to time.

         4.       EXPENSE REIMBURSEMENT

         The Employer will pay the Executive's dues in such trade and professional organizations as Employer deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including without limitation reasonable expenses incurred by the Executive in attending conventions, seminars, other business meetings and for promotional expenses, provided that any such activities must be related to Employer's business and all individual expenses

(or those aggregated for a single convention, seminar or other business trip) greater than $2,500 must be approved by Employer's Chief Executive Officer. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         5.       VACATIONS AND HOLIDAYS

         The Executive will be entitled to three (3) weeks' paid vacation each calendar year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days during any calendar year that are not used by the Executive during such calendar year may be used in any subsequent calendar year; provided, however, that no more than six weeks' paid vacation may be accrued or carried forward.

         6.       TERMINATION

                  6.1      EVENTS OF TERMINATION

         The Executive's employment pursuant to this Agreement may be terminated by Employer only on the following grounds:

                           (a) upon the death of the Executive;

                           (b) upon the disability of the Executive (as defined
in Section 6.2) immediately upon notice from either party to the other; and

                           (c) for cause (as defined in Section 6.3),
immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify.

         The Executive may terminate his employment only on the following grounds:

                           (d) without any cause whatsoever, provided that
Executive gives Employer at least 60 days' prior written notice of his termination of employment;

                           (e) for any material breach of this Agreement by
Employer, which is not cured within ten (10) days after written notice to Employer;

                           (f) the occurrence of a Change in Control, provided
that Executive gives Employer at least 60 days' prior written notice of his termination of employment.

                  6.2      DEFINITION OF DISABILITY

         For purposes of Section 6.1, the Executive will be deemed to have a "Disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties with reasonable accommodation under this Agreement for 120 consecutive days, or 120 days during any twelve-month period, as determined in accordance with this Section 6.2. The Disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a Disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

                  6.3      DEFINITION OF "FOR CAUSE"

         For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's material breach of this Agreement, which is not cured within ten
(10) days after written notice to Executive; (b) theft, fraud, or misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (c) a conviction or entry of a guilty plea or plea of no contest with respect to a felony or other crime involving moral turpitude for which imprisonment is a possible punishment.

                  6.4      TERMINATION PAY

         Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) the compensation provided in this Section 6.4:

                           (a) Termination by the Employer for Cause or
Termination by Executive Without Cause. If the Employer terminates this Agreement for cause or Executive terminates his employment without good reason, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any bonus compensation for the calendar year during which such termination occurs.

                           (b) Termination upon Disability. If this Agreement is
terminated by either party as a result of the Executive's Disability, as determined under Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) three consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive. Executive shall also be entitled to receive that part of the Executive's bonus compensation, if any, for the calendar year during which his Disability occurs, prorated through the end of the calendar month during which his termination is effective.

                           (c) Termination upon Death. If this Agreement is
terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's bonus compensation, if any, for the calendar year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

                           (d) Termination by Executive Due to Material Breach
by Employer or Termination by Employer Without Cause. If this Agreement is terminated by Executive due to a material breach of this Agreement by Employer or by Employer without cause, then Employer shall continue to pay to Executive his monthly Salary and bonus, based upon the average annual bonus paid previously to Executive prior to termination of this Agreement, for three months from the date of termination.

                           (e) Termination by Executive Due to a Change of
Control. If this Agreement is terminated by Executive due to a Change of Control, then Employer shall continue to pay to Executive his monthly Salary and bonus, based upon the average annual bonus paid previously to Executive prior to termination of this Agreement, for three months from the date of termination.

                           (f) Benefits. The Executive's accrual of, or
participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

         7.       NON-DISCLOSURE COVENANT

         Employer and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and valuable and that, as a result of the Executive's employment, the Executive will be in a relationship of confidence and trust with Employer and will come into possession of "Confidential Information" (i) owned or controlled by Employer and its subsidiaries and affiliates; (ii) in the possession of Employer and its subsidiaries and affiliates and belonging to third parties; or (iii) conceived, originated, discovered or developed, in whole or in part, by the Executive. As used herein "Confidential Information" means trade secrets and other confidential or proprietary business, technical, personnel or financial information of Employer, whether or not the Executive's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, consumer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes that are not readily available to the public, even it is not specifically marked as a trade secret or confidential, unless Employer advises the Executive otherwise in writing or unless the information has been shared by Employer with entities not bound by non-disclosure agreements. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive agrees not to directly or indirectly use or disclose to anyone, either during the Employment Period or after the termination of this Agreement, except in the performance of his duties of his employment with Employer or with Employer's prior written consent, any Confidential Information of Employer. This non-disclosure covenant does not apply to information that is disclosed or becomes public through another source; which Executive is required to disclose pursuant to court order, subpoena or applicable law (provided that Executive will use reasonable efforts to provide Employer with prompt notice of any such requests or requirement so that Employer may seek an appropriate protective order); or which is disclosed in any proceeding to enforce or interpret this Agreement. The Executive agrees that in the event of the termination of the Executive's employment for any reason, the Executive will deliver to Employer, upon request, all property belonging to Employer, including all documents and materials of any nature pertaining to the Executive's work with Employer and will not take with him any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information.

         8.       NON-COMPETITION

         During the term of this Agreement and for a one-year period after termination of this Agreement by Employer for cause or by Executive without any cause whatsoever, as set forth in Sections 6.1(c) and (d), the Executive agrees that he shall not (a) work for or be interested in any business which serves as a holding company of Internet businesses ("Internet Businesses"), (b) engage or be interested in or receive any compensation from any business in which the services to be rendered by the Executive to such business directly relates to services or products which are directly competitive with any "primary" services or products offered by the Employer or a subsidiary or affiliate of Employer during the Employment Period and during the period ending six months subsequent to the Executive's termination date; or (c) induce or attempt to induce any employee, agent or customer of Employer or any of its subsidiaries or affiliates to terminate or reduce the scope of his, her or its relationship with Employer. A product or service shall be deemed "primary" only if such service or product constitutes a primary component of the core business of Employer or its majority-owned subsidiaries and affiliates on Executive's termination date. For the purposes of this Agreement, the term "work for or be interested in@ a business means that the Executive is a stockholder, director, officer, employee, partner, individual proprietor, lender or consultant with that business, but not if (i) his interest is limited solely to the passive ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market, or (ii) he is interested in a company listed on
Schedule 8 hereto, or after termination hereof, works for such company; provided however, that so long as this non-competition agreement is in effect, Executive shall not work for a company listed on Schedule 8 if such company serves as a holding company primarily for the purpose of acquiring Internet Businesses. In the event that any part of this Section 8 is adjudged invalid or unenforceable by any court of record, board of arbitration or judicial or quasi judicial entity having jurisdiction thereof by reason of length of time, geographical coverage, activities covered, or for any other reason, then the invalid or unenforceable provisions of this covenant shall be deemed reformed and amended to the maximum extent permissible under applicable law and shall be enforced and enforceable as so amended in accordance with the intention of the parties as expressed herein.

         9.       GENERAL PROVISIONS

                  9.1      INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

         The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of any provision of Sections 7 and 8 of this Agreement would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provisions of Sections 7 and 8 of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

                  9.2      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

                  9.3      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:                     Net Value Holdings, Inc.
                                    Two Penn Center, Suite 605
                                    Philadelphia, PA  19102
                                    Facsimile No.:  (215) 564-3133

With a copy to:                     Klehr, Harrison, Harvey, Branzburg & Ellers
                                    260 South Broad Street
                                    Philadelphia, PA  19102
                                    Attention:   Michael C. Forman
                                    Facsimile No.:  (215) 568-6603

If to Executive:                    Thomas Aley
                                    206 Elsinore Street
                                    Concord, MA 01742
                                    Facsimile No.:

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                  9.4      ENTIRE AGREEMENT; AMENDMENTS

         This Agreement and the documents referenced herein, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

                  9.5      GOVERNING LAW

         This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

                  9.6      JURISDICTION

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

                  9.7      ASSIGNABILITY, BINDING NATURE

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

                  9.8      SURVIVAL

         The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

                  9.9      PRIOR AGREEMENTS

         The Executive represents and warrants to Employer that his execution and performance of this Agreement shall not constitute a breach of any contract, agreement or understanding, whether oral or written, to which he is a party or by which he is bound.

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                  9.10     ACKNOWLEDGMENT

         The Executive hereby acknowledges and certifies that he has read the terms of this Agreement, that he has been informed by Employer that he should discuss it with an attorney of his choice, and that he understands its terms and effects. The Executive further acknowledges that based on his training and experience, he has the capacity to earn a livelihood by performing services as an employee or otherwise in a business that does not violate the provisions of
Section 8.

                  9.11     SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section@ or "Sections@ refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including@ does not limit the preceding words or terms.

                  9.12     SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  9.13     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement (and all other agreements, documents, instruments and certificates executed and/or delivered in connection herewith) may be executed by facsimile signatures, each of which shall be deemed an original copy of this Agreement (or other such agreement, document, instrument and certificate).

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                    EMPLOYER:

                                    NET VALUE HOLDINGS, INC.



                                    By: /s/ Andrew P. Panzo
                                        ----------------------------------------
                                        Andrew P. Panzo
                                        Chief Executive Officer and President

                                    EMPLOYEE:


                                        /s/ Thomas Aley
                                        ----------------------------------------
                                        Thomas Aley, individually

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                                   SCHEDULE 8

                              EMPLOYMENT AGREEMENT


         None

                                    EXHIBIT A


                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 13. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 14. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 15. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 16. Any indemnification under sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

                  (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

                  (b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                  (c) By the stockholders.

         Section 17. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 18. The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 19. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 20. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall

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stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

         Section 21. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         Section 22. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 23. No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.


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